Exhibit 3.1

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

Chardan Healthcare Acquisition 2 Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Chardan Healthcare Acquisition 2 Corp.

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on December 19, 2018. A Certificate of Amendment changing the name of the Corporation from Chardan Healthcare Acquisition II Corp., was filed in the office of the Secretary of the State of Delaware on February 1, 2019. A Certificate of Amendment changing the name of the Corporation from Chardan Healthcare Acquisition III Corp., was filed in the office of the Secretary of the State of Delaware on March 3, 2020. An Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on April 23, 2020 (the “Amended and Restated Certificate of Incorporation”).

3. This Second Amended and Restated Certificate of Incorporation (the “Certificate”) amends, restates and integrates the provisions of the Amended and Restated Certificate of Incorporation, and was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

4. This Certificate shall become effective on the date of filing with the Secretary of State of the State of Delaware.

5. The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to provide as herein set forth in full.

ARTICLE I

The name of the Corporation is Chardan Healthcare Acquisition 2 Corp. (hereinafter called the “Corporation”).

ARTICLE II

The registered office of the Corporation is to be located at 614 N Dupont Hwy, Suite 210, Dover, DE 19901 and in the County of Kent. The name of its registered agent at that address is Corp1, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

Capital Stock

The total number of shares of capital stock which the Corporation shall have authority to issue is 101,000,000, of which (i) 100,000,000 shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 1,000,000 shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).

Except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock, the number of authorized shares of the class of Common Stock or Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

(A) COMMON STOCK

Subject to all the rights, powers and preferences of the Undesignated Preferred Stock and except as provided by law or in this Certificate (or in any certificate of designations of any series of Undesignated Preferred Stock):

(a) the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series of Undesignated Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL;

(b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof; and

(c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

(B) UNDESIGNATED PREFERRED STOCK

The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide by resolution or resolutions for, out of the unissued shares of Undesignated Preferred Stock, the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate of designations pursuant to the DGCL, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

ARTICLE V

Stockholder Action

1. Action Without Meeting. Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

2. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, (ii) the Chairperson of the Board, or (iii) the chief executive officer of the Corporation, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

3. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation (the “Bylaws”).

4. Cumulative Voting. There shall be no cumulative voting.

ARTICLE VI

Directors

1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

2. Election of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

3. Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes. Such classes shall be as nearly equal in number of Directors as reasonably possible. The Board of Directors shall assign Directors into classes at the time the classification becomes effective. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders to be held after the filing of this Certificate, the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders to be held after the filing of this Certificate, and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders to be held after the filing of this Certificate. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable to such series.

4. Vacancies. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

5. Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office only with cause. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting. For purposes of this Article VI.5, “cause” shall mean (i) conduct by a Director constituting an act of willful misconduct or gross negligence in connection with the performance of his/her duties as a Director of the Corporation; (ii) the commission or any conviction by a director of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty, harassment or fraud, or any conduct by the Director that would reasonably be expected to result in material injury to the Corporation or any of its subsidiaries or affiliates if he/she were retained in his/her position; (iii) continued non-performance by a Director of his/her duties to the Corporation (other than by reason of the director’s physical or mental illness, incapacity, or disability) which has continued for more than thirty (30) days following written notice of such non-performance from the Board of Directors; or (iv) willful failure to cooperate with an investigation by regulatory or law enforcement authorities.

ARTICLE VII

Limitation Of Liability

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

As more fully set forth in the Bylaws, the Corporation may indemnify to the fullest extent permitted by the DGCL any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, she, his or her testator or intestate is or was a Director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation or serves or served at any other enterprise as a Director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

Any amendment, repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director at the time of such amendment, repeal or modification.

ARTICLE VIII

Amendment Of Bylaws

1. Amendment by Directors. Except as otherwise provided by law, the Bylaws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

2. Amendment by Stockholders. The Bylaws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least 66 2/3% of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.

ARTICLE IX

Exclusive Forum

1. Unless the Corporation consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate or the Bylaws (in each case, as may be amended from time to time), (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court having personal jurisdiction over all indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this provision.

2. Unless the Corporation consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this provision.

3. If any action the subject matter of which is within the scope of Section 1 of this Article IX is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 1 of this Article IX (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

4. If any provision of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article IX, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE X

Amendment Of Certificate Of Incorporation

The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of capital stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than 66 2/3% of the outstanding shares of capital stock entitled to vote on such amendment or repeal shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII, Article IX, or Article X of this Certificate.

THIS SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this 2nd day of September, 2021.

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

By:	/s/ Jonas Grossman
Name:	Jonas Grossman
Title:	President

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